UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)
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EPICEPT CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Contacts

EpiCept Corporation:	Investors:
777 Old Saw Mill River Road	Lippert/Heilshorn & Associates
Tarrytown, NY 10591	Kim Sutton Golodetz
Robert W. Cook	(212) 838-3777
(914) 606-3500	kgolodetz@lhai.com
rcook@epicept.com

Media:	or
Feinstein Kean Healthcare	Bruce Voss
Greg Kelley	(310) 691-7100
(617) 577-8110 gregory.kelley@fkhealth.com	bvoss@lhai.com
Notice of the Annual Meeting of Stockholders of EpiCept Corporation
TARRYTOWN, N.Y. (April 30, 2009) — With this notice, stockholders of EpiCept Corporation (Nasdaq and OMX Nordic Exchange: EPCT) are invited to the Annual Meeting of Stockholders (the “Annual Meeting”) on June 2, 2009, at 4:00 p.m. Stockholm time (10:00 a.m. Eastern time) at the Summit Grev Ture Konferens & Event, Grey Turegatan 30 in Stockholm, Sweden.
EpiCept stockholders of record at the close of business on April 9, 2009 (the “Record Date”) are entitled to vote at the Annual Meeting.
EpiCept has furnished proxy materials to its shareholders over the Internet, as permitted by rules adopted by the U.S. Securities and Exchange Commission. On or about April 22, 2009, EpiCept mailed its shareholders a notice containing instructions on how to access EpiCept’s 2008 Annual Report to Stockholders on Form 10-K and its Proxy, as well as how to vote their shares online. The notice provides instructions on how you can request a paper copy of these materials by mail, by telephone or by e-mail. If you are an EpiCept stockholder of record and did not receive a notice, please contact Mr. Robert Cook at (914) 606-3500.
Items to be Discussed During the Annual Meeting:
Item One:
The first item to be discussed is the election of two directors as Class I directors to hold office until the 2012 Annual Meeting and until their respective successors are elected and qualified. The two nominees for election at the Annual Meeting are listed below with brief biographies. They are both currently EpiCept directors.

Guy C. Jackson has been a member of EpiCept’s Board since December 2004. In June 2003, Mr. Jackson retired from the Minneapolis office of the accounting firm of Ernst & Young LLP after 35 years with the firm and one of its predecessors, Arthur Young & Company. During his career, he served as audit partner for numerous public companies in Ernst & Young’s New York and Minneapolis offices. Mr. Jackson also serves as a director and Chairman of the audit committee of Cyberonics, Inc. and Urologix, Inc., both medical device companies; Digi International Inc., a technology company; and Life Time Fitness, Inc., an operator of fitness centers. Mr. Jackson received a B.S. in Business Administration from The Pennsylvania State University and a M.B.A. from the Harvard Business School.
Wayne P. Yetter has been a member of EpiCept’s board of directors since January 2006, and prior thereto served as a member of Maxim’s board of directors. From September 2005 to August 2008, Mr. Yetter was the Chief Executive Officer of Verispan LLC (health care information). From 2003 to 2005 he was the founder of BioPharm Advisory LLC and served on the Advisory Board of Alterity Partners (mergers and acquisition advisory firm) which is now part of FTN Midwest Securities. From November 2004 to September 2005, Mr. Yetter served as the interim Chief Executive Officer of Odyssey Pharmaceuticals, Inc., the specialty pharmaceutical division of Pliva d.d. From September 2000 to June 2003, Mr. Yetter served as Chairman and Chief Executive Officer of Synavant Inc. (pharmaceutical marketing/technology services). From 1999 to 2000, he served as Chief Operating Officer at IMS Health, Inc. (information services for the healthcare industry). He also served as President and Chief Executive Officer of Novartis Pharmaceuticals Corporation, the U.S. Division of the global pharmaceutical company Novartis Pharma AG, and as President and Chief Executive Officer of Astra Merck. Mr. Yetter began his career with Pfizer and later joined Merck & Co., holding a variety of marketing and management positions including Vice President, Marketing Operations, responsible for global marketing functions and Vice President, Far East and Pacific. Mr. Yetter serves on the board of directors of Noven Pharmaceuticals (drug delivery company), Synvista Therapeutics, Inc. (drug development company), and InfuSystem Holdings Inc. (a healthcare services company).
The Board recommends that holders of EpiCept common stock vote for the election of Guy C. Jackson and Wayne P. Yetter.
Item Two:
The second item to be discussed is the ratification of the selection by the Audit Committee of the Company’s Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm for the year ending December 31, 2009. Deloitte & Touche LLP was EpiCept’s independent registered public accounting firm for the year ended December 31, 2008. The Board recommends that stockholders vote for the ratification of the selection of Deloitte & Touche LLP as EpiCept’s independent registered public accounting firm for the year ended December 31, 2009.
Item Three:
The third item to be discussed is whether to amend the certificate of incorporation to increase the number of authorized shares of common stock to 230,000,000 shares. On March 11, 2009, the Board approved the submission to the stockholders of an amendment to EpiCept’s Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock of EpiCept from 180,000,000 (consisting of (i) 175,000,000 shares of common stock of the Company, par value US$0.0001 per share, and (ii) 5,000,000 shares of preferred stock of the Company, par value US$0.0001 per share) to 230,000,000 (consisting of (i) 225,000,000 shares of common stock of the Company, par value US$0.0001 per share, and (ii) 5,000,000 shares of preferred stock of the Company, par value US$0.0001 per share). The Board recommends that stockholders vote for the amendment of the certificate of incorporation to increase the number of authorized shares of common stock.

There are no existing plans, arrangements or understandings relating to the issuance of any of the authorized but unissued shares that would be available as a result of the proposed increase in authorized shares of capital stock from 180,000,000 shares to 230,000,000 shares.
Item Four:
The fourth item to be discussed is whether to amend EpiCept’s 2005 Equity Incentive Plan to increase the number of shares of common stock available for awards under the plan to 13,000,000 shares. On March 11, 2009, the Board approved the submission to the stockholders of an amendment to EpiCept’s 2005 Equity Incentive Plan (Amended and Restated May 23, 2007) to increase the number of shares of common stock available for awards under the plan from 7,000,000 to 13,000,000. The Board recommends that stockholders vote for the amendment to EpiCept’s 2005 Equity Incentive Plan to increase the number of shares available for awards under the plan.
Item Five:
The fifth item to be discussed is whether to approve EpiCept’s 2009 Employee Stock Purchase Plan (the “ESPP”). On March 11, 2009, the Board approved the submission to the stockholders of the ESPP to reserve for issuance and purchase by employees under the ESPP an aggregate of 1,000,000 shares of EpiCept’s common stock, subject to adjustment. The Board recommends that stockholders vote for the approval of the ESPP.
Items Six:
The sixth item to be discussed is whether to adjourn the Annual Meeting to solicit additional proxies in the event there are insufficient votes to approve Proposals 1, 2, 3, 4 or 5. In order to permit proxies that have been timely received to be voted for an adjournment, we are submitting this proposal as a separate matter for your consideration. If it is necessary to adjourn the Annual Meeting and the adjournment is for a period of less than 30 days, no notice of the time or place of the reconvened meeting will be given to stockholders, other than an announcement made at the Annual Meeting.
Documents:
Stockholders may obtain copies of EpiCept’s 2008 Annual Report and Proxy Statement on its website at www.epicept.com.
These documents will also be available at the Annual Meeting.
About EpiCept Corporation
EpiCept is focused on unmet needs in the treatment of cancer and pain. The Company’s broad portfolio of pharmaceutical product candidates includes Ceplene®, a cytokine immunomodulator that recently received marketing authorization in Europe for the remission maintenance of AML patients, and pain therapies that are in clinical development. Two oncology drug candidates currently in clinical development that were discovered using in-house technology have also been shown to act as vascular disruption agents in a variety of solid tumors.

Forward-Looking Statements
This news release and any oral statements made with respect to the information contained in this news release, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements which express plans, anticipation, intent, contingency, goals, targets, future development and are otherwise not statements of historical fact. These statements are based on our current expectations and are subject to risks and uncertainties that could cause actual results or developments to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Factors that may cause actual results or developments to differ materially include: the risk that the stockholders will not approve the aforementioned items or that we will not have sufficient authorized shares of stock to raise equity capital, the risks associated with the adequacy of our existing cash resources and our ability to continue as a going concern, the risks associated with our ability to continue to meet our obligations under our existing debt agreements, the risk that our securities may be delisted by The Nasdaq Capital Market or the OMX Nordic Exchange and that any appeal of the delisting determination may not be successful, the risk that Ceplene® will not receive regulatory approval or marketing authorization in the United States or Canada, the risk that Ceplene® will not be launched in Europe in the second half of 2009 or achieve significant commercial success, the risk that we are unable to find a suitable marketing partner for Ceplene® on attractive terms, a timely basis or at all, the risk that any required post-approval clinical study for Ceplene® will not be successful, the risk that we will not be able to maintain our final regulatory approval or marketing authorization for Ceplene®, the risk that Myriad’s development of Azixa™ will not be successful, the risk that Azixa™ will not receive regulatory approval or achieve significant commercial success, the risk that we will not receive any significant payments under our agreement with Myriad, the risk that the development of our other apoptosis product candidates will not be successful, the risk that we will not be able to find a buyer for our ASAP technology, the risk that clinical trials for EpiCeptTM NP-1 or crinobulin will not be successful, the risk that EpiCeptTM NP-1 or crinobulin will not receive regulatory approval or achieve significant commercial success, the risk that we will not be able to find a partner to help conduct the Phase III trials for EpiCeptTM NP-1 on attractive terms, a timely basis or at all, the risk that our other product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later stage clinical trials, the risk that we will not obtain approval to market any of our product candidates, the risks associated with dependence upon key personnel, the risks associated with reliance on collaborative partners and others for further clinical trials, development, manufacturing and commercialization of our product candidates; the cost, delays and uncertainties associated with our scientific research, product development, clinical trials and regulatory approval process; our history of operating losses since our inception; the highly competitive nature of our business; risks associated with litigation; and risks associated with our ability to protect our intellectual property. These factors and other material risks are more fully discussed in our periodic reports, including our reports on Forms 8-K, 10-Q and 10-K and other filings with the U.S. Securities and Exchange Commission. You are urged to carefully review and consider the disclosures found in our filings which are available at www.sec.gov or at www.epicept.com. You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be wrong due to inaccurate assumptions, unknown risks or uncertainties or other risk factors.

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EPCT-GEN
*Azixa is a registered trademark of Myriad Genetics, Inc.